  EXHIBIT 99.1

 GEE Group Adds Three Members to its Board of Directors

JACKSONVILLE, FL / ACCESSWIRE / April 3, 2020 / GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced the addition of three new directors to the Company’s Board and the resignation of a member due to other commitments. The newly elected directors include Carl Camden, Matt Gormly, and Thomas Vetrano. Distinguished economist, Dr. Arthur Laffer, who has been a valued member of the GEE Group Board since 2015, resigned concurrent with the election of the new directors due to time constraints related to his increased private and public sector economic advisory workload.

Experienced and Results-Oriented Business Leaders

The new members of the GEE Group Board of Directors are proven business leaders with significant expertise in their respective fields. Carl Camden, Matt Gormly, and Thomas Vetrano bring keen operational and financial knowledge to the Company.

•	Carl Camden, the former long-term president and chief executive officer of global staffing giant Kelly Services® (“Kelly”), is a recognized leader in the use of contingent on-demand labor, talent management and how companies can adapt and succeed in the “gig economy”. His varied professional and educational background which includes several college degrees including a PhD, gives him a unique perspective on the changing world of work. Carl is the founder and current president of IPSE- the Association of Independent Professionals and the Self-Employed. In addition to leading Kelly, he has been a senior executive for companies in various industries and served as a tenured university professor. Carl serves on the Board of Trustees of The Conference Board, as well as Co-Chair of the Policy & Impact Committee for the Committee for Economic Development. He also serves on the Board of Directors of TopBuild, a leading installer and distributor of insulation products in the U.S. construction industry. Previously he has served on the board of directors for a regional branch of the Federal Reserve Bank of Chicago, the Labor Advisory Council for the Federal Reserve Bank, the Advisory Committee on Employee Welfare and Pension Benefits (ERISA Advisory Council) and the Board of Visitors of Duke University Fuqua School of Business. Also, Carl was a member of the Board of Trustees for the University of Detroit Mercy, the Detroit Medical Center Board and the Detroit Chamber Board. He has served on the American Staffing Association’s Board of Directors, and received awards from international workforce agencies for his significant contributions to improving the workforce development system. Carl has been featured in Business Week, The New York Times, Bloomberg, CNBC and numerous other media on topics ranging from labor force dynamics to health care reform.

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•	Matt Gormly is a Founder and Managing Partner of ReynoldsGormly & Co, LLC where he is responsible for origination and execution of capital markets opportunities and firm general management. Prior to ReynoldsGormly, Matt Gormly played a leadership role in the growth and evolution of Wicks Capital Partners as a Managing Partner for 17 years before departing the firm in 2016. At Wicks he focused his energy on originating, acquiring, managing, growing and divesting its portfolio of control buyout investments. Matt has extensive experience in all aspects of the investment process including developing investment theses, origination, acquisitions, strategic planning and divestitures. Additionally, Matt was responsible for all financing activities, including acquisitions, add-ons, leveraged recaps and refinancing’s of portfolio companies. Since Matt joined the firm, Wicks successfully raised and invested over $1 billion in private equity capital and related debt financings primarily in the information, education and media industries. Previously, Matt was a Managing Director at BCI Advisors, a middle market growth equity and control buyout investment firm where he was responsible for originating new investments, arranging financing for transactions and managing those investments through the sale processes. Matt has been on the board of directors of over 25 companies spanning a 30-year period and has been responsible for over $1.5 Billion in financings for acquisitions, leveraged recaps, and re-financings over the course of his career. Matt holds a B.A. in economics and an MBA in finance.

•	Thomas Vetrano has over 35 years of international business experience assisting various corporations, private equity firms and financial institutions in identifying and resolving complex business and operational issues associated with acquisitions and divestitures in addition to regulatory compliance and litigation matters. An internationally recognized expert in merger and acquisition (M&A) due diligence, he has directed a multitude of businesses in the due diligence process in support of over 500 global transactions across a wide range of industries and sectors. Tom has been a chairman or speaker at numerous business conferences and seminars and has authored/co-authored publications on due diligence, environmental auditing, cost recovery litigation support, and related subjects. Mr. Vetrano was responsible for all REH global business operations, including financial performance; strategic planning; finance and accounting; enterprise risk management; human resources; information technology and marketing and communications. He participated in a management-led buyout of ENVIRON from its public company owner in 1999. During his executive leadership from 2004 to 2014 ENVIRON, a leading employee-owned environmental and health consultancy, grew from less than $100 million to over $300 million in revenue, expanding from 300 employees in the US and UK to over 1,600 employees in 25 countries. Following his direction of the sale of ENVIRON to Ramboll in 2014, Mr. Vetrano was responsible for the overall post-merger business integration and was appointed to the Ramboll senior global leadership team. Mr. Vetrano served as a member of the REH Board of Directors, as well as numerous Ramboll international statutory and governance Boards, from 2014 through 2019. He also served on the ENVIRON Board of Directors from 2000 through 2014 in both elected and appointed positions. During his board tenure, Tom chaired or served on the ethics, equity, executive compensation, and valuation committees. Mr. Vetrano has also served on the boards of several private, educational, and charitable organizations. Tom holds a bachelors and masters degree.

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Management Comments

In reference to the new director appointments, Derek Dewan, Chairman and Chief Executive Officer of GEE Group, said, “The new board members bring a wealth of knowledge to our Company. Their business acumen and financial expertise, coupled with their experience in managing and advising large-scale organizations, will be most valuable to GEE.” Dewan further commented, “In these challenging times, the Company is most fortunate to be able to tap into the collective knowledge of our stellar Board of Directors to help the executive team navigate through near-term challenges and capitalize on the emerging opportunities arising from a monumental change in the work environment, which we believe will be centered around ‘on-demand’ labor and the ‘free agent’ workforce.”

About GEE Group Inc.

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company’s future results (including certain projections, pro forma financial information, and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “pro forma”, “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company’s actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company’s competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company’s failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company’s failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company’s failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company’s failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading “Forward-Looking Statements” in the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:
GEE Group Inc.
Kim Thorpe
(904) 512-7504
invest@genp.com

SOURCE: GEE Group Inc.

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